Exhibit 23.6

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Bed Bath & Beyond, Inc. 2026 Employment Inducement Equity Incentive Plan of our report dated June 27, 2025, with respect to the consolidated financial statements of The Container Store Group, Inc. included in Bed Bath & Beyond, Inc.’s Current Report on Form 8-K/A dated July 27, 2026, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Dallas, Texas
August 5, 2026